EXHIBIT 99.1

Pacific Premier Bancorp, Inc. Announces Receipt of Regulatory Approval for Acquisition of San Diego Trust Bank

IRVINE, Calif., April 23, 2013 - Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) ("Pacific Premier"), the holding company of Pacific Premier Bank (the "Bank"), announced today that it has received regulatory approval from the Federal Reserve Bank of San Francisco and the California Department of Financial Institutions for its acquisition of San Diego Trust Bank ("SDTB"), a California-chartered bank located in San Diego, California.  The consummation of the acquisition of SDTB remains subject to the approval of the SDTB shareholders and the satisfaction of other closing conditions.  Pacific Premier anticipates that the SDTB acquisition will be consummated in the third quarter of 2013.

Steven R. Gardner, President and Chief Executive Officer, commented, "We are pleased to have quickly reached another milestone towards the completion of our merger with SDTB.  The SDTB merger, which includes $242.0 million in total assets and $187.9 million in total deposits at December 31, 2012, will strengthen the Bank's core deposit generating capabilities to fund future loan growth and allow us the opportunity to expand into the San Diego marketplace."

About Pacific Premier Bancorp, Inc.

Pacific Premier owns all of the capital stock of the Bank.  The Bank provides business and consumer banking products to its customers through ten full-service depository branches in Southern California located in the cities of Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.  For additional information about Pacific Premier, visit our website at www.ppbi.com.

About San Diego Trust Bank
Founded by several of San Diego’s most respected banking veterans and business leaders in 2003, San Diego Trust Bank is dedicated to the timeless principles of superior local market knowledge, unparalleled service, and building exceptional shareholder value.  San Diego Trust Bank operates three full-service banking offices located in San Diego, Encinitas and Point Loma, California.  For additional information about San Diego Trust Bank, visit its website at www.sandiegotrust.com.

Forward Looking Statements
This press release may contain forward-looking statements regarding Pacific Premier, the Bank and SDTB and the proposed acquisition.  These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  Such risks and uncertainties include, but are not limited to, the following factors: synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; conditions to the closing of the acquisition may not be satisfied; and the shareholders of SDTB may fail to approve the consummation of the acquisition.

Pacific Premier and SDTB undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to SDTB Shareholders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed acquisition transaction, Pacific Premier filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission ("SEC"), which contains a proxy statement of SDTB and a prospectus of Pacific Premier (collectively, the "proxy statement/prospectus").  A definitive proxy statement/prospectus will be distributed to the shareholders of SDTB in connection with their vote on the proposed acquisition of SDTB after the Registration Statement is declared by the SEC to be effective.  As of the date of this press release, the Registration Statement has not been declared effective by the SEC.

SHAREHOLDERS OF SDTB ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ALL OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION.  The definitive proxy statement/prospectus will be mailed to shareholders of SDTB.  Investors and security holders will be able to obtain the definitive proxy statement/prospectus and the other documents free of charge at the SEC's website, www.sec.gov.  In addition, documents filed with the SEC by Pacific Premier will be available free of charge by (1) accessing Pacific Premier's website at www.ppbi.com under the "Investor Relations" link and then under the heading "SEC Filings," (2) writing Pacific Premier at 17901 Von Karman Ave., Suite 1200, Irvine, California 92614, Attention: Investor Relations or (3) writing San Diego Trust Bank at 2550 Fifth Avenue, Suite 1010, San Diego, CA 92103, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies in favor of the proposed acquisition from the shareholders of SDTB.  Information about the directors and executive officers of Pacific Premier is included in the proxy statement for its 2013 annual meeting of Pacific Premier shareholders, which was filed with the SEC on April 16, 2013.  The directors, executive officers and certain other members of management and employees of SDTB may also be deemed to be participants in the solicitation of proxies in favor of the proposed acquisition from the shareholders of SDTB.  Information about the directors and executive officers of SDTB will be included in the definitive proxy statement/prospectus for the proposed acquisition of SDTB.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the definitive proxy statement/prospectus regarding the proposed acquisition when it becomes available.  You may obtain free copies of this document as described in the preceding paragraph.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000